EXHIBIT 99.1

PROGRESS SOFTWARE REPORTS SECOND QUARTER RESULTS

Revenue up 17% to Record High; Net Income and EPS up Sharply

BEDFORD, Mass., June 17, 2004 — Progress Software Corporation (PSC) (Nasdaq: PRGS), a leading supplier of technology to develop, deploy, integrate and manage business applications, today announced results for its second quarter ended May 31, 2004. Revenue for the quarter was a record $90.8 million, up 17 percent (11 percent at constant currency) from $77.6 million in the second quarter of 2003. Software license revenue, also a record, increased 36 percent (30 percent at constant currency) to $36.9 million from $27.1 million in the same quarter last year.

On a generally accepted accounting principles (GAAP) basis, operating income increased 25 percent to $11.5 million from $9.2 million in the second quarter of fiscal 2003. Net income increased 21 percent to $8.1 million from $6.7 million in the same quarter last year. Diluted earnings per share increased 17 percent to 21 cents from 18 cents in second quarter of 2003. These results include after-tax charges for amortization of acquired intangibles of $1.3 million for the second quarter of fiscal 2004 and $0.4 million for the second quarter of 2003.

On a pro forma basis, excluding the charges for amortization of acquired intangibles, operating income increased 36 percent to $13.3 million from $9.8 million in the second quarter of fiscal 2003. Pro forma net income increased 31 percent to $9.4 million from $7.1 million in the same quarter last year. Pro forma diluted earnings per share increased 26 percent to 24 cents from 19 cents in the second quarter of fiscal 2003.

The company’s cash and short-term investments at the end of the quarter totaled $175.6 million. During the second quarter, the company purchased approximately 152,000 shares of its stock at a cost of $3.3 million. The company’s existing repurchase authorization, under which 9.8 million shares remain available for repurchase, expires on September 30, 2004.

“Progress Software Corporation continues to outperform other major software companies, and we are pleased with the significant revenue contributions from DataDirect and ObjectStore which complement the growth achieved by Progress Software and Sonic Software,” said Joseph W. Alsop, co-founder and chief executive officer of PSC. “We continue to leverage our growth to deliver greater operating margins and sharply increased pro forma operating income, net income and EPS.”

Significant New Customer and Partner Wins, New Technology Adoptions, and Major Deployments

Significant new partners and customers adopting technology from PSC companies, or deploying solutions using PSC technology, include: Best Software, Inc., Agenzia Nazionale Stampa Associata, Australian Bakels Pty. Ltd., Belfield Furnishings Ltd.,

Bourse de Luxembourg, Century Drills & Tool Company, Inc., The Church of Jesus Christ of Latter-day Saints, Clays Limited, CommScope, Inc., Demco Worldwide LTD., Digital Globe, Inc., FGM, Inc., Free State Legislature, Kelly-Goodwin Company, Lean Logistics, Inc., Perfect Commerce, Inc., VAL Informatique, and Wintergreen Orchard House.

Significant existing partners and customers adopting technology from different PSC companies, or making substantial additional deployments of PSC technology, include: Acer Computer Australia Pty, Ltd., Bear Stearns & Co. Inc., Berkshire Securities, Inc., Borland Software Corporation, Charter One Bank, Deutsche Post, Hyperion, International Steel Group, JP Morgan Chase, Lockheed Martin, Lucent Technologies, Peugeot Citroen Automobiles, Prebon Yamane, Progressive Casualty Insurance Company, Merck & Co. Inc., Sovereign Bank, Sun Microsystems, and Teradata (NCR Corporation).

Other Recent Highlights

Progress Software announced the expansion of its award-winning Progress® Partner Program with enhanced Business, Technical and Operational Empowerment offerings designed to help their Application Partners (APs) grow their businesses. Since the Partner Program inception, participants have averaged revenue growth more than 20 percent higher than those who have not participated.
http://www.progress.com/index/pressrelease 278330/pritem.ssp

DataDirect Technologies announced the availability of a suite of new database connectivity products. The suite includes, DataDirect Connect(R) for ODBC release 5.0, DataDirect Connect(R) for .NET release 2.1 and DataDirect Connect(R) for JDBC(TM) release 3.4, and offers unmatched functionality, performance and database support, providing users with the most reliable connection to data from virtually any application and platform to all major databases.

http://www.datadirect.com/news/releases/20040524_c/index.ssp

Sonic Software released Sonic ESB™ 5.5. Sonic ESB makes it possible for companies to build out an event-driven, service-oriented architecture (SOA) that can adapt to ever-changing business requirements. Sonic ESB 5.5 incorporates Sonic Continuous Availability Architecture™ (CAA) to deliver highly available communications between applications in an enterprise SOA.

http://www.sonicsoftware.com/news_events/press/pressitem/pressrelease_284663/index.ssp?

In April, Progress Software announced that 13 of its customers were named Laureates for the 2004 Computerworld Honors 21st Century Achievement Awards, which recognize the world’s most creative and innovative uses of information technology in society.http://www.progress.com/index/pressrelease_248501/pritem.ssp? Out of this field of Progress customers, two were named finalists: Kirchner Corporation and Perkins School for the Blind. Last week, the Progress-based wireless application used by Kirchner Corporation, and built by Progress AP, Jargon Software, was named the winner of the Computerworld Honors Award for innovation in manufacturing.

http://www.progress.com/index/pressrelease_290497/pritem.ssp?

ObjectStore announced ObjectCache™ Version 2.0, with its new Data Source Synchronization (DSS) capability to integrate with corporate databases. ObjectCache extends corporate databases non-invasively to improve the scalability and performance of the systems that depend on them, and to add new services based on high performance access to existing data.

http://www.progress.com/company_info/news_views/pressrelease_228353/pritem.ssp

Progress Software announced the results of the Aberdeen Group’s Executive White Paper, “Embedded Infrastructure and Mass-Deployment Cost-of-Ownership Study: 2003 Update.” Aberdeen demonstrated that over a five-year period, the Progress® OpenEdge™ Platform is 40 percent less expensive than Microsoft, 50 percent less than IBM, and 90 percent less than Oracle in a mass-deployment architecture. The savings are attributed to the OpenEdge platform’s combined strength of low deployment costs in a Web-based environment, low ongoing fees and low database administration costs.

http://www.progress.com/company_info/news_views/pressrelease_221282/pritem.ssp?

Business Outlook

The company is providing the following guidance for the fiscal third quarter ending August 31, 2004:

•	Revenue is expected to be in the range of $88 million to $90 million. GAAP operating income is expected to be in the range of $11 million to $12 million, including amortization of acquired intangibles of $1.8 million.

•	GAAP diluted earnings per share are expected to be in the range of 20 cents to 21 cents.

•	On a pro forma basis, operating income is expected to be in the range of $13 million to $14 million excluding amortization of acquired intangibles of $1.8 million.

•	On a pro forma basis, diluted earnings per share are expected to be in the range of 23 cents to 24 cents excluding approximately 3 cents per share for amortization of acquired intangibles.

The company is providing the following guidance for the fiscal year ended November 30, 2004:

•	Revenue is expected to be in the range of $360 million to $365 million. GAAP operating income is expected to be in the range of $43 million to $45 million, including amortization of acquired intangibles of $7 million and in-process research and development of $2.6 million.

•	GAAP diluted earnings per share are expected to be in the range of 77 cents to 80 cents.

•	On a pro forma basis, operating income is expected to be in the range of $53 million to $55 million excluding amortization of acquired intangibles of $7 million and in-process research and development of $2.6 million.

•	On a pro forma basis, diluted earnings per share are expected to be in the range of 94 cents to 97 cents excluding approximately 12 cents per share for amortization of acquired intangibles and approximately 5 cents per share for an acquisition-related charge for in-process research and development.

Legal Notice Regarding Pro Forma Financial Information

The company provides pro forma operating income, net income and earnings per share as additional information for investors. These measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States (GAAP). Such measures are intended to supplement GAAP and may be different from pro forma measures used by other companies. The company believes that the pro forma results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results. Management of the company uses these pro forma results to compare the company’s performance to that of prior periods for analysis of trends, and for budget and planning purposes. A reconciliation of pro forma adjustments to the company’s GAAP financial results is included in the tables below.

Conference Call

PSC’s conference call to discuss its second quarter results will be Webcast live today at 9:00 a.m. Eastern via CCBN on the company’s Web site, located at www.progress.com/investors. The call will also be Webcast live via Yahoo (www.yahoo.com), Motley Fool (www.fool.com), Streetevents (www.streetevents.com), TD Waterhouse (www.tdwaterhouse.com) and Fidelity.com (www.fidelity.com). An archived version of the conference call will be available for replay.

About Progress Software Corporation

Progress Software Corporation (Nasdaq: PRGS) is a $300+ million global software industry leader. PSC supplies technologies for all aspects of the development, deployment, integration and management of business applications through its operating companies: Progress Software, Sonic Software Corporation, DataDirect Technologies, ObjectStore and PeerDirect. Headquartered in Bedford, Mass., PSC can be reached on the Web at http://www.progress.com or by phone at +1-781-280-4000.

Safe Harbor Statement

Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including but not limited to the following: the receipt and shipment of new orders, the timely release of enhancements to the company’s products, the growth rates of certain market segments, the positioning of the company’s products in those market segments, variations in the demand for customer service and technical support, pricing pressures and the competitive environment in the software industry, business and consumer use of the Internet, and the company’s ability to penetrate international markets and manage its international operations. The company undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with the company’s business, please refer to the company’s filings with the Securities and Exchange Commission.

Progress, OpenEdge, ObjectCache, and Progress OpenEdge are trademarks or registered trademarks of
Progress Software Corporation in the U.S. and other countries. SonicMQ, Sonic ESB, and Sonic

Coninuous Availability Architecture are trademarks or registered trademarks of Sonic Software
Corporation in the U.S. and other countries. DataDirect Connect is a registered trademark of DataDirect
Technologies in the U.S. Any other trademarks or service marks contained herein are the property of their respective owners.

Progress Software Corporation
Condensed Consolidated Statements of Income

	Three Months Ended
	May 31,	May 31,	Percent
(In thousands except per share data)	2004	2003	Change
Revenue:
Software licenses	$36,905	$27,074	36%
Maintenance and services	53,872	50,476	7%

Total revenue	90,777	77,550	17%

Costs and expenses:
Cost of software licenses	2,299	2,242
Cost of maintenance and services	13,959	12,790
Sales and marketing	36,100	31,917
Product development	15,275	12,749
General and administrative	9,837	8,083
Amortization of purchased intangibles	1,837	604
In-process research and development	—	—

Total costs and expenses	79,307	68,385	16%

Income from operations	11,470	9,165	25%
Other income, net	247	392

Income before provision for income taxes	11,717	9,557	23%
Provision for income taxes	3,632	2,867

Net income	$8,085	$6,690	21%

Earnings per share:
Basic	$0.22	$0.20	10%
Diluted	$0.21	$0.18	17%

Weighted average shares outstanding:
Basic	36,045	33,844	7%
Diluted	39,233	37,829	4%

Pro Forma Condensed Consolidated Statements of Income

	Three Months Ended May 31, 2004			Three Months Ended May 31, 2003
	As	Pro Forma		As	Pro Forma		Percent
(In thousands except per share data)	Reported	Adjustments	Pro Forma	Reported	Adjustments	Pro Forma	Change
Revenue:
Software licenses	$36,905		$36,905	$27,074		$27,074	36%
Maintenance and services	53,872		53,872	50,476		50,476	7%

Total revenue	90,777		90,777	77,550		77,550	17%

Costs and expenses:
Cost of software licenses	2,299		2,299	2,242		2,242
Cost of maintenance and services	13,959		13,959	12,790		12,790
Sales and marketing	36,100		36,100	31,917		31,917
Product development	15,275		15,275	12,749		12,749
General and administrative	9,837		9,837	8,083		8,083
Amortization of purchased intangibles	1,837	$(1,837)	—	604	$(604)	—
In-process research and development	—	—	—	—	—	—

Total costs and expenses	79,307	(1,837)	77,470	68,385	(604)	67,781	14%

Income from operations	11,470	1,837	13,307	9,165	604	9,769	36%
Other income, net	247		247	392		392

Income before provision for income taxes	11,717	1,837	13,554	9,557	604	10,161	33%
Provision for income taxes	3,632	569	4,201	2,867	181	3,048

Net income	$8,085	$1,268	$9,353	$6,690	$423	$7,113	31%

Earnings per share:
Basic	$0.22		$0.26	$0.20		$0.21	24%
Diluted	$0.21		$0.24	$0.18		$0.19	26%

Weighted average shares outstanding:
Basic	36,045		36,045	33,844		33,844	7%
Diluted	39,233		39,233	37,829		37,829	4%

Progress Software Corporation
Condensed Consolidated Statements of Income

	Six Months Ended
	May 31,	May 31,	Percent
(In thousands except per share data)	2004	2003	Change
Revenue:
Software licenses	$70,800	$52,528	35%
Maintenance and services	106,352	96,844	10%

Total revenue	177,152	149,372	19%

Costs and expenses:
Cost of software licenses	4,891	4,405
Cost of maintenance and services	26,785	25,907
Sales and marketing	72,280	61,148
Product development	29,884	25,207
General and administrative	19,513	16,996
Amortization of purchased intangibles	3,396	1,082
In-process research and development	2,600	200

Total costs and expenses	159,349	134,945	18%

Income from operations	17,803	14,427	23%
Other income, net	639	1,184

Income before provision for income taxes	18,442	15,611	18%
Provision for income taxes	5,717	4,683

Net income	$12,725	$10,928	16%

Earnings per share:
Basic	$0.36	$0.32	13%
Diluted	$0.33	$0.30	10%

Weighted average shares outstanding:
Basic	35,845	33,628	7%
Diluted	39,094	36,703	7%

Pro Forma Condensed Consolidated Statements of Income

	Six Months Ended May 31, 2004			Six Months Ended May 31, 2003
	As	Pro Forma		As	Pro Forma		Percent
(In thousands except per share data)	Reported	Adjustments	Pro Forma	Reported	Adjustments	Pro Forma	Change
Revenue:
Software licenses	$70,800		$70,800	$52,528		$52,528	35%
Maintenance and services	106,352		106,352	96,844		96,844	10%

Total revenue	177,152		177,152	149,372		149,372	19%

Costs and expenses:
Cost of software licenses	4,891		4,891	4,405		4,405
Cost of maintenance and services	26,785		26,785	25,907		25,907
Sales and marketing	72,280		72,280	61,148		61,148
Product development	29,884		29,884	25,207		25,207
General and administrative	19,513		19,513	16,996		16,996
Amortization of purchased intangibles	3,396	$(3,396)	—	1,082	$(1,082)	—
In-process research and development	2,600	(2,600)	—	200	(200)	—

Total costs and expenses	159,349	(5,996)	153,353	134,945	(1,282)	133,663	15%

Income from operations	17,803	5,996	23,799	14,427	1,282	15,709	51%
Other income, net	639		639	1,184		1,184

Income before provision for income taxes	18,442	5,996	24,438	15,611	1,282	16,893	45%
Provision for income taxes	5,717	1,859	7,576	4,683	384	5,067

Net income	$12,725	$4,137	$16,862	$10,928	$898	$11,826	43%

Earnings per share:
Basic	$0.36		$0.47	$0.32		$0.35	34%
Diluted	$0.33		$0.43	$0.30		$0.32	34%

Weighted average shares outstanding:
Basic	35,845		35,845	33,628		33,628	7%
Diluted	39,094		39,094	36,703		36,703	7%

Progress Software Corporation
Condensed Consolidated Balance Sheets

	May 31,	November 30,
(In thousands)	2004	2003
Assets
Cash and short-term investments	$175,615	$219,131
Accounts receivable, net	56,002	52,065
Other current assets	26,121	22,534

Total current assets	257,738	293,730

Property and equipment, net	35,668	35,572
Goodwill and intangible assets, net	101,154	21,530
Other assets	17,289	16,938

Total	$411,849	$367,770

Liabilities and shareholders’ equity
Accounts payable and other current liabilities	$59,021	$63,115
Deferred revenue	106,947	82,614

Total current liabilities	165,968	145,729

Shareholders’ equity:
Common stock and additional paid-in capital	66,412	53,102
Retained earnings	179,469	168,939

Total shareholders’ equity	245,881	222,041

Total	$411,849	$367,770

Condensed Consolidated Statements of Cash Flows

	Six Months Ended
	May 31,	May 31,
(In thousands except per share data)	2004	2003
Cash flows from operations:
Net income	$12,725	$10,928
Depreciation, amortization and other noncash charges	10,833	5,847
Other changes in operating assets and liabilities	16,755	13,143

Net cash flows from operations	40,313	29,918
Capital expenditures	(4,032)	(2,066)
Acquisitions, net of cash acquired	(87,520)	(25,164)
Stock issuances, net of buybacks	8,228	8,586
Other	(505)	2,126

Net change in cash and short-term investments	(43,516)	13,400
Cash and short-term investments, beginning of period	219,131	177,193

Cash and short-term investments, end of period	$175,615	$190,593